Exhibit 10.1.5

CONSENT AND FOURTH AMENDMENT TO LOAN AGREEMENT

     THIS CONSENT AND FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Fourth Amendment”) dated as of December 31, 2009 is by and among EXAMWORKS, INC., a Delaware corporation (“Parent”), CROSSLAND MEDICAL REVIEW SERVICES, INC., a New York corporation, SOUTHWEST MEDICAL EXAMINATION SERVICES, INC., a Texas corporation, THE RICWEL CORPORATION, an Ohio corporation, CFO MEDICAL SERVICES, LLC, a New Jersey limited liability company, DIAGNOSTIC IMAGING INSTITUTE, INC., a Texas corporation, RICWEL OF WEST VIRGINIA, LLC, a West Virginia limited liability company, PACIFIC BILLING SERVICES, INC., a Texas corporation, SET-ASIDE SOLUTIONS, LLC, a Delaware limited liability company, MARQUIS MEDICAL ADMINISTRATORS, INC., a New York corporation, IME SOFTWARE SOLUTIONS, LLC, a Michigan limited liability company, FLORIDA MEDICAL SPECIALISTS, INC., a New Jersey corporation, and the subsidiaries of Parent that may from time to time hereafter become parties hereto and the Loan Agreement (the foregoing, together with Parent, individually, “Borrower” and collectively, “Borrowers”), in favor of FIFTH THIRD BANK, an Ohio banking corporation in its capacity as administrative agent for Lenders identified below (together with its successors and assigns, “Administrative Agent”).

RECITALS:

     WHEREAS, Borrowers, Administrative Agent and the financial institutions parties thereto (collectively, “Lenders”) are parties to that certain Loan and Security Agreement dated as of December 18, 2009, as amended by that certain Consent and First Amendment to Loan and Security Agreement dated as of December 31, 2009, that certain Consent and Second Amendment to Loan and Security Agreement dated as of December 31, 2009 and that certain Consent and Third Amendment to Loan and Security Agreement (as the same may be further amended, supplemented or modified from time to time, the “Loan Agreement”); and

     WHEREAS, Borrower, Administrative Agent and Lenders desire to amend certain provisions of the Loan Agreement and consent to certain transactions as provided herein, in each case in accordance with, and subject to, the terms and conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that all capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement, and further agree as follows:

     1. Consent. Subject to the terms and conditions set forth in this Fourth Amendment, and notwithstanding anything in the Financing Agreements to the contrary, Administrative Agent and Lenders hereby consent to the acquisition by Parent of certain of the assets of Joseph Chalal, MD and Michael Zeide, MD (collectively, the “Sellers”) relating to the IME Business (as defined in the Purchase Agreement (as defined below)), as more fully described in that certain Asset Purchase Agreement (the “Chalal/Zeide Purchase Agreement”), dated as of December 31, 2009, by and among the Sellers and Parent (the “Chalal/Zeide Acquisition”).

     2. Amendments to Loan Agreement. Subject to the terms and conditions contained herein, the parties hereto hereby amend the Loan Agreement as follows:

          a. Section 1.1 of the Loan Agreement is hereby amended as follows:

     i. the definition of “Acquisitions” therein shall include the Chalal/Zeide Acquisition;

     ii. the definition of “Acquisition Agreement” therein shall include the Chalal/Zeide Purchase Agreement;

     iii. the definition of “Acquisition Documents” therein shall include the Chalal/Zeide Purchase Agreement and any applicable bill of sale, assignment and assumption agreement, escrow agreement, real estate contract, special warranty deed, assignment of intellectual property, consulting agreement, management agreement, employment agreement, noncompete agreement, and any and all of the other documents, instruments and agreements executed or delivered in connection therewith or otherwise in connection with the Chalal/Zeide Acquisition, in each case as the same may be amended or modified in conformity with Section 9.15 of the Loan Agreement;

     iv. the definition of “Collateral Assignment of Acquisition Agreements” therein shall include that certain Collateral Assignment of Acquisition Agreements dated as of the Fourth Amendment Effective Date by and among the Sellers, Parent and Administrative Agent;

     v. the definition of “Intellectual Property Security Agreement” therein shall include any amendment or modification thereof dated as of the Fourth Amendment Effective Date made in connection with this Fourth Amendment;

     vi. the definition of “Landlord Waiver” therein shall include the Landlord Waivers dated as of the Fourth Amendment Effective Date, if any, made in connection with this Fourth Amendment;

     vii. the definition of “Subordinated Debt” therein shall include the Indebtedness owing by Parent to the Sellers pursuant to the terms of Sections 3.3(b) and 3.4 of the Chalal/Zeide Purchase Agreement in the form of Cash Installment Payments (as defined in the Chalal/Zeide Purchase Agreement) in the maximum aggregate potential amount of $1,330,000 (collectively, the “Chalal/Zeide Payments”); and

     viii. the definition of “Subordination Agreement” therein shall include that certain subordination agreement dated as of the Fourth Amendment Effective Date made in connection with this Fourth Amendment pursuant to which the Indebtedness consisting of the Chalal/Zeide Payments is subordinated to the Liabilities.

          b. Section 1.1 of the Loan Agreement is hereby further amended by adding the following new defined term in alphabetical order:

“Fourth Amendment Effective Date” means December 31, 2009.

          c. Schedule 4.7 (Borrower Locations) of the Loan Agreement is hereby amended and restated with Schedule 4.7 attached hereto.

          d. Schedule 7.8 (Other Names) of the Loan Agreement is hereby amended and restated with Schedule 7.8 attached hereto.

          e. Schedule 7.16 (Intellectual Property) of the Loan Agreement is hereby amended and restated with Schedule 7.16 attached hereto.

          f. Schedule 9.2 (Certain Indebtedness) of the Loan Agreement is hereby amended and restated with Schedule 9.2 attached hereto.

     3. No Other Consents or Amendments. Notwithstanding the consents and amendments set forth in Sections 1 and 2 hereof, Ultimate Parent and Borrowers acknowledge and expressly agree that this Fourth Amendment is limited to the extent expressly set forth herein and shall not constitute a modification or further amendment of the Loan Agreement or any other Financing Agreements or a course of dealing at variance with the terms of the Loan Agreement or any other Financing Agreements (other than as expressly set forth above) so as to require further notice by the Administrative Agent or Lenders, of any of its or their intent to require strict adherence to the terms of the Loan Agreement and the other Financing Agreements in the future. All of the terms, conditions, provisions and covenants of the Loan Agreement and the other Financing Agreements shall remain unaltered and in full force and effect.

     4. Representations and Warranties. Ultimate Parent and each of Borrowers hereby represent and warrant to and in favor of the Administrative Agent and Lenders, which representations and warranties shall survive the execution and delivery hereof, as follows:

          a. Each representation and warranty set forth in Section 7 of the Loan Agreement is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement, as amended hereby;

          b. Ultimate Parent and each of Borrowers has the company power and authority (i) to enter into this Fourth Amendment and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

          c. This Fourth Amendment has been duly authorized, validly executed and delivered by one or more Duly Authorized Officers of Ultimate Parent and each of Borrowers, and each of this Fourth Amendment and the Loan Agreement constitutes the legal, valid and binding obligations of Borrowers (and each of this Fourth Amendment and the Financing Agreements to which Ultimate Parent is a party constitutes the legal, valid and binding obligations of Ultimate Parent), enforceable against Borrowers and Ultimate Parent, respectively, in accordance with their respective terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors’ rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of Ultimate Parent or such Borrower);

          d. The execution and delivery of this Fourth Amendment and performance by the Ultimate Parent and each of Borrowers under this Fourth Amendment, the Loan Agreement and each of the other Financing Agreements to which each is a party do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over Ultimate Parent or any Borrower which has not already been obtained, nor be in contravention of or in conflict with the organizational documents of Ultimate Parent and each of Borrowers, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which Ultimate Parent or any Borrower is party or by which Ultimate Parent’s or any Borrower’s assets or properties are bound;

          e. No Default or Event of Default exists both before and after giving effect to this Fourth Amendment, and no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect; and

          f. With respect to the Chalal/Zeide Acquisition, each of the conditions precedent identified on Exhibit C attached to the Loan Agreement have previously been satisfied or waived by the Administrative Agent and Required Lenders or will be satisfied concurrently with the execution and delivery of this Fourth Amendment or as provided in Section 6 hereof.

     5. Conditions Precedent to Effectiveness of this Fourth Amendment. This Fourth Amendment shall become effective on the date hereof subject to:

          a. all of the representations and warranties of the Ultimate Parent and Borrowers under Section 4 hereof, which are made as of the date hereof, being true and correct in all material respects;

          b. receipt by Administrative Agent of duly executed signature pages to this Fourth Amendment from the Ultimate Parent, each of Borrowers and Lenders;

          c. receipt by Administrative Agent of such duly executed and delivered resolutions, certified Organization Documents, good standing certificates, secretary’s certificates, Landlord Waivers, insurance certificates (each designating Administrative Agent as “lender’s loss payee” and additional insured thereunder) and other related certificates and documents, reasonably required by Administrative Agent in connection with this Fourth Amendment and the Chalal/Zeide Acquisition;

          d. receipt by Administrative Agent of satisfactory evidence that any necessary authorizations, including all necessary consents and regulatory approvals necessary,

or in the reasonable discretion of, the Administrative Agent, advisable for the closing of the Chalal/Zeide Acquisition have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of any of Borrowers, threatened reversal or cancellation, and Administrative Agent shall have received a certificate of a Duly Authorized Officer so stating;

          e. receipt by Administrative Agent of a duly executed favorable opinion of Paul, Hastings, Janofsky & Walker LLP, counsel to Borrowers, addressed to the Administrative Agent and each Lender, and addressing such matters as the Administrative Agent may reasonably request in connection with this Fourth Amendment and the Chalal/Zeide Acquisition;

          f. receipt by Administrative Agent of true, correct and complete duly executed copies of the Chalal/Zeide Purchase Agreement and the other material Acquisition Documents relating to the Chalal/Zeide Acquisition, including without limitation any escrow agreements;

          g. receipt by Administrative Agent of evidence, in form and substance satisfactory to it, of the simultaneous consummation of the Chalal/Zeide Acquisition on terms and conditions set forth in the Chalal/Zeide Purchase Agreement, which shall be in form and substance satisfactory to the Administrative Agent;

          h. receipt by Administrative Agent of a duly executed, completed and delivered subordination agreement by and among the Sellers, Parent and Administrative Agent, in form and substance satisfactory to Administrative Agent;

          i. receipt by Administrative Agent of a duly completed Compliance Certificate as of the fiscal quarter of Borrower ending September 30, 2009, after giving pro forma effect to all Loans to be made on the date hereof and the consummation of the Chalal/Zeide Acquisition, signed by a Duly Authorized Officer of Parent;

          j. Administrative Agent’s completion of due diligence relating to the Chalal/Zeide Acquisition, the results of which shall be satisfactory to Administrative Agent;

          k. Administrative Agent shall have received a payoff letter from any secured lender to the Sellers and any other lienholder of the Sellers (except only for Permitted Liens, if any), each in form and substance reasonably satisfactory to Administrative Agent (together with applicable UCC termination statements, trademark releases and copyright releases necessary to release all Liens (other than Permitted Liens) and other rights in favor of any Person, if any, in any of the Collateral (which shall include the assets purchased by Parent pursuant to the Chalal/Zeide Purchase Agreement) except Administrative Agent (for the ratable benefit of Lenders and Administrative Agent), and other documents as Administrative Agent deems necessary or appropriate, which shall have been filed in all jurisdictions that Administrative Agent deems necessary or advisable;

          l. receipt by Administrative Agent of evidence that the Liens in favor of Administrative Agent are valid, enforceable, properly perfected in a manner acceptable to Administrative Agent;

          m. receipt by Administrative Agent of all financial information, studies, materials, due diligence results, management reports and related documentation as required pursuant to Exhibit C to the Loan Agreement;

          n. receipt by Administrative Agent of a Collateral Assignment of Acquisition Agreements from the Sellers and Parent in favor of Administrative Agent and Lenders providing for the collateral assignment of rights and indemnities under the Chalal/Zeide Acquisition Documents and (ii) if required by Parent in connection with the Chalal/Zeide Acquisition, opinions of counsel for the Sellers, if any, in favor of Administrative Agent and Lenders (with customary lender reliance provisions);

          o. receipt by Administrative Agent from Borrowers of payment of the Term Draw Fee;

          p. receipt by Administrative Agent of the amount of the reasonable fees and out-of-pocket costs and expenses of counsel to Administrative Agent in connection with this Fourth Amendment pursuant to Section 9 hereof and otherwise due and owing pursuant to the Loan Agreement;

          q. receipt by Administrative Agent of a fully-completed and duly executed Notice of Borrowing with respect to the Chalal/Zeide Acquisition; and

          r. receipt by Administrative Agent of such other assurances, certificates, schedules, exhibits, documents, consents or opinions as Administrative Agent or the Required Lenders reasonably may require.

     6. Additional Covenants.

          a. On or before ninety (90) days after the date hereof and at all times thereafter, Parent shall have closed all of the operating, deposit, investment and other bank accounts acquired pursuant to the Chalal/Zeide Acquisition and maintained at or with any applicable financial institutions, and shall open and maintain all of their operating, deposit, investment and other bank accounts with Administrative Agent in accordance with the Loan Agreement. In the event that any of the terms of this Section 6(a) are not satisfied to the reasonable satisfaction of Administrative Agent within the time period specified, Administrative Agent or the Required Lenders shall have the right to immediately declare an Event of Default under the Loan Agreement.

          b. On or before thirty (30) days after the date hereof, Parent shall have qualified to do business in each state in which, due to the Chalal/Zeide Acquisition, it is now required to so qualify, and shall provide evidence thereof to the Administrative Agent in the form of certificates of good standing or equivalent certificates.

     7. Reaffirmation; References to Loan Agreement.

          a. Each Borrower and Ultimate Parent acknowledges and agrees that all of their respective obligations and Liabilities under the Loan Agreement, as amended hereby, shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Fourth Amendment.

          b. Upon the effectiveness of this Fourth Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Fourth Amendment.

          c. The failure by Administrative Agent, at any time or times hereafter, to require strict performance by any Borrower of any provision or term of the Loan Agreement, this Fourth Amendment or any of the Financing Agreements shall not waive, affect or diminish any right of Administrative Agent hereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver by Administrative Agent of a breach of this Fourth Amendment or any Event of Default under the Loan Agreement shall not, except as expressly set forth in a writing signed by Administrative Agent (and, if applicable, Required Lenders), suspend, waive or affect any other breach of this Fourth Amendment or any Event of Default under the Loan Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of any Borrower contained in this Fourth Amendment, shall be deemed to have been suspended or waived by Administrative Agent unless such suspension or waiver is (i) in writing and signed by Administrative Agent and (ii) delivered to Parent. In no event shall Administrative Agent's execution and delivery of this Fourth Amendment establish a course of dealing among Administrative Agent, Ultimate Parent, Parent or any other Borrower or any other obligor, or in any other way obligate Administrative Agent to hereafter provide any amendments or, if at any time applicable, waivers with respect to the Loan Agreement. The terms and provisions of this Fourth Amendment shall be limited precisely as written and shall not be deemed (x) to be a consent to any amendment or modification of any other term or condition of the Loan Agreement or of any of the Financing Agreements (except as expressly provided herein); or (y) to prejudice any right or remedy which Administrative Agent may now have under or in connection with the Loan Agreement or any of the Financing Agreements.

          d. Except as expressly provided herein, the Loan Agreement and all Financing Agreements shall remain in full force and effect and are hereby ratified and confirmed in all respects.

     8. Release.

          a. In consideration of, among other things, the consents and amendments provided for herein, and for other good and valuable consideration, as of the date hereof, the Ultimate Parent, Parent and each other Borrower (on behalf of themselves and their respective Subsidiaries and Affiliates), their successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under the above, for their past, present and future employees, members, managers, partners, agents, representatives, officers, directors, shareholders, and trustees, do hereby and shall be deemed to have unconditionally and forever remised, satisfies, acquits, released and discharged the Administrative Agent and Lenders and any of their respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the Administrative Agent and Lenders would be liable if such persons or entities were found in any way to be liable to Ultimate Parent, Parent or any other Borrower, or any of them (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, cross-claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, liabilities, damages, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys' fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may have heretofore accrued against any o all of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Fourth Amendment, the Loan Agreement or any other Financing Agreement and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Borrower and Ultimate Parent acknowledges that Administrative Agent is specifically relying upon the representations, warranties and agreements contained herein and that such representations, warranties and agreements constitute a material inducement to Administrative Agent in entering into this Fourth Amendment.

     b. Each of the Ultimate Parent, Parent and each other Borrower hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it may have as against the Lender Parties under any law, rule or regulation of any jurisdiction that would have the effect of limiting the extent to which a general release extends to claims which a Lender Party does not know or suspect to exist as of the date hereof. Each of the Ultimate Parent, Parent and each other Borrower hereby acknowledges that the waiver set forth in the prior sentence was separately bargained for and that such waiver is an essential term of this Fourth Amendment, without which the consideration would not have been given by Administrative Agent and Lenders to Ultimate Parent, Parent and each other Borrower.

     9. Costs, Expenses and Taxes. Without limiting the obligation of Borrower to reimburse Administrative Agent for all costs, fees, disbursements and expenses incurred by Administrative Agent as specified in the Loan Agreement, as amended by this Fourth Amendment, Borrower agrees to pay on demand all costs, fees, disbursements and expenses of Administrative Agent in connection with the preparation, negotiation, revision, execution and delivery of this Fourth Amendment and the other agreements, instruments and documents contemplated hereby, including, without limitation, reasonable attorneys' fees and out-of-pocket expenses.

     10. Counterparts. This Fourth Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     11. Law of Contract. This Fourth Amendment shall be deemed to be made pursuant to the laws of the State of Illinois and shall be construed, interpreted, governed performed and enforced in accordance therewith, without regard to conflict of law principles.

     12. Financing Agreement. This Fourth Amendment shall constitute a Financing Agreement.

     13. Severability; Faxes. Any provision of this Fourth Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. A signature hereto sent or delivered by facsimile or other electronic transmission shall be as legally binding and enforceable as a signed original for all purposes.

     14. Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither Ultimate Parent nor any Borrower may assign any of its respective rights or obligations under this Fourth Amendment without the prior written consent of Administrative Agent.

[Remainder of page intentionally blank; signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year first above written.

EXAMWORKS, INC.

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

CROSSLAND MEDICAL REVIEW
SERVICES, INC.
SOUTHWEST MEDICAL EXAMINATION
SERVICES, INC.
THE RICWEL CORPORATION
DIAGNOSTIC IMAGING INSTITUTE, INC.
PACIFIC BILLING SERVICES, INC.
MARQUIS MEDICAL ADMINISTRATORS, INC.
FLORIDA MEDICAL SPECIALISTS, INC.

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

CFO MEDICAL SERVICES, LLC
RICWEL OF WEST VIRGINIA, LLC

By: ExamWorks, Inc., its sole member and manager

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

SET-ASIDE SOLUTIONS, LLC
IME SOFTWARE SOLUTIONS, LLC

By: ExamWorks, Inc., its sole member

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

EXAMWORKS, INC.
CONSENT AND FOURTH AMENDMENT TO LOAN AGREEMENT

Acknowledged and Agreed:

EXAMWORKS HOLDINGS, LLLP
By: Compass Partners, L.L.C., its General Partner

By:	/s/ Richard E. Perlman
Name: Richard E. Perlman
Its: President

EXAMWORKS, INC.
CONSENT AND FOURTH AMENDMENT TO LOAN AGREEMENT

FIFTH THIRD BANK,
as Administrative Agent and a Lender

By:	/s/ Philip Renwick
Philip Renwick
Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Shawn Janko
Shawn Janko
Senior Vice President

EXAMWORKS, INC.
CONSENT AND FOURTH AMENDMENT TO LOAN AGREEMENT